Exhibit 99.1

Investors Financial Services Corp. Announces Second Quarter 2006 Results;

Net Operating Revenue Grew 22%

Contact:	John N. Spinney, Jr.
(617) 937-3500
john.spinney@ibtco.com

BOSTON, MA, July 13, 2006 — Investors Financial Services Corp. (NASDAQ: IFIN) reported diluted earnings per share of $0.67 for the second quarter of 2006, compared to $0.64 in the second quarter of 2005. Net income for the second quarter of 2006 was $45.5 million, compared to $44.1 million in the second quarter of 2005. For the six months ended June 30, 2006, the Company reported diluted earnings per share of $1.23, compared to $1.24 for the same period in 2005. Net income for the six months ended June 30, 2006 was $82.9 million, compared to $85.1 million for the same period in 2005.

Results for the second quarter of 2006 included a one-time tax benefit of $0.08 per diluted share from the reversal of previously accrued taxes related to a tax position that no longer met the probable recognition threshold under Statement of Financial Accounting Standard No. 5 — “Accounting for Contingencies”. Results for the second quarter of 2005 included a one-time tax benefit of $0.10 per diluted share related to the recognition of the indefinite reversal provision of Accounting Principles Board No. 23 — “Accounting for Income Taxes-Special Areas” with respect to the Company’s Irish subsidiaries.

Kevin J. Sheehan, Chairman and Chief Executive Officer, commented, “Strong core and value-added services revenue continued to drive our results, with foreign exchange, securities lending and cash management revenue achieving record levels this quarter. In addition, this year Investors Bank & Trust was once again ranked number one in two prominent client satisfaction surveys.  We received the overall first place honors in Global Investor magazine’s 2006 Global Custody Survey and Global Custodian magazine’s 2006 Mutual Fund Administration Survey, validating our superior client service model.”

Net operating revenue for the second quarter of 2006 grew 22% to $207.7 million from $170.7 million for the same period in 2005. Revenue from core services such as middle office outsourcing, global custody, multicurrency accounting and mutual fund administration rose to $112.2 million for the second quarter of 2006, up 24% from $90.2 million for the same period in the prior year. Revenue from value-added services including foreign exchange, securities lending, cash management and investment advisory services increased to $53.9 million for the quarter, up 67% from $32.3 million in the second quarter of 2005. Net interest income of $38.6 million for the second quarter of 2006 represented an 8% decrease from $42.0 million for the same period in 2005. Securities gains were $2.5 million for the second quarter of 2006, compared to $5.6 million for the same period in 2005. Operating expenses were $147.2 million for the second quarter of 2006, up 30% from $113.2 million for the same period in 2005.

Net operating revenue for the six months ended June 30, 2006 grew 18% to $400.5 million from $338.5 million for the same period in 2005. Revenue from core services such as middle office outsourcing, global custody, multicurrency

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accounting and mutual fund administration rose to $220.0 million for the six months ended June 30, 2006, up 23% from $178.7 million for the same period in the prior year. Revenue from value-added services including foreign exchange, securities lending, cash management and investment advisory services increased to $94.4 million for the six months ended June 30, 2006, up 60% from $59.0 million in the first six months of 2005. Net interest income of $81.9 million for the six months ended June 30, 2006 represented a 9% decrease from $89.7 million for the same period in 2005.   Securities gains were $2.5 million for the six months ended June 30, 2006, compared to $9.7 million in the first six months of 2005. Operating expenses were $282.9 million for the six months ended June 30, 2006, up 30% from $218.0 million for the same period in 2005.

Assets processed for clients totaled approximately $1.95 trillion at June 30, 2006, an increase of 1% compared to $1.93 trillion at March 31, 2006 and an increase of 30% compared to $1.50 trillion at June 30, 2005.

Today, the Company also announced that its Board of Directors declared a quarterly cash dividend on its common stock of $0.0225 per share. The dividend is payable August 15, 2006 to stockholders of record as of July 31, 2006.  On June 15, 2006 the Company announced that its Board of Directors had authorized a repurchase plan of up to $150 million of the Company’s common stock over the next twelve months.

For fiscal year 2006, net operating revenue is expected to grow approximately 12% to 15% compared to 2005. Total operating expenses in 2006 are forecasted to grow approximately 17% to 21% compared to 2005 due to continued investments in additional personnel, technology and office space, in both the U.S. and Europe, to position the Company for future growth. An effective tax rate of approximately 33.5% is forecasted for 2006. The Company expects 2006 diluted earnings per share to be approximately $2.40 to $2.45, including the tax benefit of $0.08 per diluted share from the reversal of previously accrued taxes. This guidance assumes the Federal Reserve will raise short-term interest rates by an additional 25 basis points in 2006 and the yield curve will remain flat, without a sustained inversion in 2006.

Investors Financial Services Corp. will broadcast a conference call, via the Internet, today, July 13, 2006 at 5:00 p.m. ET. The call will be accessible on the Company’s home page at www.ibtco.com. The conference call will also be available via telephone at 719-457-2653, confirmation code 8496410. Recorded replays of the conference call will be available on the website and by dialing 719-457-0820, confirmation code 8496410.

Investors Financial Services Corp. provides services for a variety of financial asset managers including mutual fund complexes, investment advisors, banks and insurance companies. The Company’s wholly-owned subsidiary, Investors Bank & Trust Company, provides core services including middle office outsourcing, global custody, multicurrency accounting and mutual fund administration, as well as value-added services including foreign exchange, securities lending, cash management and investment advisory services. Offices are located in the United States, Canada, Cayman Islands, Ireland, the United Kingdom and Luxembourg. Visit Investors Financial Services Corp. on the web at www.ibtco.com.

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Forward-Looking Statements

This news release contains forward-looking statements (statements that are not historical facts) made under the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934. These statements, including the Company’s statements regarding expected net operating revenue, total operating expenses, positioning for future growth, effective tax rate, diluted earnings per share and assumptions regarding short-term interest rates and the shape of the yield curve, are subject to risks and uncertainties and are based upon certain assumptions and estimates that might not be realized. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include the timing and amount of interest rate movements by the Federal Reserve, the shape of the yield curve, reinvestment spreads, the performance of global financial markets, client fund flows, the Company’s ability to execute its stock repurchase plan, manage its costs, attract and retain employees and sell its services to new and existing customers and to retain existing customers. Additional factors that could also affect actual results are set forth under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005 and in the Company’s most recent Quarterly Report on Form 10-Q.

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Investors Financial Services Corp.

Consolidated Statements of Income (unaudited)

(Dollars in thousands, except share data)

	For the Six Months Ended		For the Three months Ended
	June 30,		June 30,
	2006	2005	2006	2005
Fees and Other Revenue:
Asset servicing fees:
Core service fees	$220,002	$178,703	$112,243	$90,159
Value-added service fees	94,436	58,998	53,892	32,339
Total asset servicing fees	314,438	237,701	166,135	122,498
Other operating income	1,634	1,411	470	626
Gain on sale of investments	2,523	9,740	2,523	5,552
Total fees and other revenue	318,595	248,852	169,128	128,676

Interest income	272,358	206,158	137,921	108,103
Interest expense	190,472	116,499	99,356	66,057
Net interest income	81,886	89,659	38,565	42,046

Net operating revenue	400,481	338,511	207,693	170,722

Operating Expenses:
Compensation and benefits	164,207	120,351	87,209	63,432
Technology and telecommunications	35,125	25,913	17,787	13,077
Transaction processing services	29,469	22,776	15,797	11,656
Occupancy	15,563	12,840	8,012	6,227
Depreciation and amortization	15,542	15,984	7,736	8,093
Professional fees	5,404	6,379	1,943	3,406
Travel and sales promotion	4,077	3,174	2,146	1,825
Insurance	1,967	2,275	994	1,146
Other operating expenses	11,505	8,337	5,551	4,375
Total operating expenses	282,859	218,029	147,175	113,237

Income Before Income Taxes	117,622	120,482	60,518	57,485

Provision for income taxes	34,756	35,407	15,055	13,358

Net Income	$82,866	$85,075	$45,463	$44,127
Basic Earnings Per Share	$1.26	$1.27	$0.69	$0.66
Diluted Earnings Per Share	$1.23	$1.24	$0.67	$0.64

Share Information (unaudited)

	For the Six Months Ended		For the Three Months Ended
	June 30,		June 30,
	2006	2005	2006	2005

Common stock outstanding	65,984,326	66,875,627	65,984,326	66,875,627
Weighted-average basic shares	65,538,888	66,761,409	65,792,845	66,803,946
Weighted-average diluted shares	67,462,197	68,443,649	67,723,584	68,247,361

Investors Financial Services Corp.
Consolidated Balance Sheets (unaudited)
(Dollars in thousands, except share data)

	June 30,	December 31,
	2006	2005
Assets
Cash and due from banks	$120,429	$79,637
Federal Funds sold	520,000	—
Other short-term investments	7,282	—
Securities held to maturity (including securities pledged of $4,354,703 and $4,529,421 at June 30, 2006 and December 31, 2005, respectively) (approximate fair value of $6,110,925 and $6,725,729 at June 30, 2006 and December 31, 2005, respectively)	6,143,864	6,761,930
Securities available for sale (including securities pledged of $3,202,890 and $2,997,958 at June 30, 2006 and December 31, 2005, respectively)	4,659,782	4,369,720
Nonmarketable equity securities	50,000	50,000
Loans, less allowance for loan losses of $100 at June 30, 2006 and December 31, 2005	335,697	402,370
Accrued interest and fees receivable	134,178	119,583
Equipment and leasehold improvements, less accumulated depreciation of $53,505 and $59,156 at June 30, 2006 and December 31, 2005, respectively	85,976	69,401
Goodwill, net	79,969	79,969
Other assets	230,292	163,783
Total Assets	$12,367,469	$12,096,393

Liabilities and Stockholders’ Equity
Liabilities:
Deposits:
Demand	$556,071	$537,558
Savings	4,846,925	4,224,908
Time	516,297	230,124
Total deposits	5,919,293	4,992,590

Securities sold under repurchase agreements	4,632,803	4,797,868
Short-term and other borrowings	729,742	1,356,649
Due to brokers for open trades payable	29,314	21,293
Junior subordinated deferrable interest debentures	24,774	24,774
Accrued taxes and other expenses	48,439	45,077
Other liabilities	112,759	85,284
Total liabilities	11,497,124	11,323,535

Commitments and contingencies	—	—

Stockholders’ Equity:
Preferred stock, par value $0.01 (shares authorized: 1,000,000; issued: none at June 30, 2006 and December 31, 2005)	—	—
Common stock, par value $0.01 (shares authorized: 175,000,000; issued 65,984,326 and 65,052,637 at June 30, 2006 and December 31, 2005, respectively)	681	672
Surplus	319,847	286,265
Deferred compensation	—	(311)
Retained earnings	652,467	572,549
Accumulated other comprehensive loss, net	(29,702)	(13,369)
Treasury stock, at cost (2,124,669 shares at June 30, 2006 and December 31, 2005)	(72,948)	(72,948)
Total stockholders’ equity	870,345	772,858
Total Liabilities and Stockholders’ Equity	$12,367,469	$12,096,393

Investors Financial Services Corp.

Average Balance Sheets (unaudited)

(Dollars in thousands)

	Three Months Ended June 30, 2006			Three Months Ended June 30, 2005
	Average		Average	Average		Average
	Balance	Interest	Yield/Cost	Balance	Interest	Yield/Cost
Interest-earning assets:
Federal funds sold and other short- term investments	$109,438	$1,387	5.07%	$51,374	$390	3.04%
Investment securities(1)
Mortgage-backed securities	8,185,415	99,072	4.84%	8,162,041	75,943	3.72%
Federal agency securities	2,066,095	24,162	4.68%	2,339,296	21,701	3.71%
State and political subdivisons	476,701	5,116	4.29%	451,807	5,280	4.67%
Other securities	212,366	3,050	5.74%	217,989	2,537	4.66%
Total investment securities	10,940,577	131,400	4.80%	11,171,133	105,461	3.78%
Loans	295,854	5,134	6.94%	222,489	2,252	4.05%
Total interest-earning assets	11,345,869	137,921	4.86%	11,444,996	108,103	3.78%
Allowance for loan losses	(100)			(100)
Noninterest-earning assets	673,908			670,224
Total assets	$12,019,677			$12,115,120
Interest-bearing liabilities:
Deposits:
Demand	$87,487	$943	4.31%	$—	$—	—
Savings	4,237,506	37,866	3.57%	3,011,989	15,172	2.01%
Time	136,255	1,704	5.00%	129,083	946	2.93%
Securities sold under repurchase agreements	4,344,539	39,347	3.62%	5,362,821	34,197	2.55%
Junior subordinated debentures	24,774	605	9.77%	24,774	605	9.77%
Other borrowings	1,511,153	18,891	5.00%	2,001,900	15,137	3.02%
Total interest-bearing liabilities	10,341,714	99,356	3.84%	10,530,567	66,057	2.51%
Noninterest-bearing liabilities:
Demand deposits	337,710			274,163
Savings	83,342			37,287
Time deposits	198,352			240,989
Other liabilities	221,778			267,253
Total liabilities	11,182,896			11,350,259
Equity	836,781			764,861
Total liabilities and equity	$12,019,677			$12,115,120
Net interest income		$38,565			$42,046
Net interest margin(2)			1.36%			1.47%

Average interest rate spread(3)			1.02%			1.27%
Ratio of interest-earning assets to interest-bearing liabilities			109.71%			108.68%

(1)             Average yield/cost on available for sale securities is based on amortized cost.

(2)             Annualized net interest income divided by total interest-earning assets.

(3)             Yield on interest-earning assets less rate paid on interest-bearing liabilities.

Investors Financial Services Corp.

Asset servicing fees by service lines (unaudited) (dollars in thousands):

	For the Six Months Ended		For the Three Months Ended
	June 30,		June 30,
	2006	2005	2006	2005

Core service fees:
Custody, accounting and administration	$220,002	$178,703	$112,243	$90,159

Value-added service fees:
Foreign exchange	48,099	25,504	27,765	12,255
Cash management	24,455	16,537	13,143	9,173
Securities lending	16,654	11,850	10,492	8,170
Investment advisory	3,761	3,704	1,825	1,989
Other service fees	1,467	1,403	667	752
Total value-added service fees	94,436	58,998	53,892	32,339

Total asset servicing fees	$314,438	$237,701	$166,135	$122,498

Change in net assets processed (unaudited) (dollars in billions):

	For the Six Months Ended	For the Three Months Ended
	June 30, 2006	June 30, 2006

Net assets processed, beginning of period	$1,793	$1,930
Change in net assets processed:
Sales to new clients	1	—
Further penetration of existing clients	18	16
Lost clients	—	—
Fund flows and market gain	140	6
Total change in net assets processed	159	22
Net assets processed, end of period	$1,952	$1,952